UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 12, 2003

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (650) 837-7000

Item 5.  Other Events and Regulation FD Disclosure

On June 12, 2003, Exelixis, Inc. (the “Company”) issued a press release announcing plans to sell 10.0 million shares of its common stock pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission.  In addition, the Company announced plans to grant an option to the underwriters to purchase up to an additional 1.5 million shares of its common stock. A copy of the press release is hereby incorporated by reference and made a part of this filing as Exhibit 99.1.

Neither the filing of any press release as an exhibit to this Current Report nor the inclusion in such press release of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report. The information available at the Company’s Internet address is not part of this Current Report or any other report filed by the Company with the Securities and Exchange Commission.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits.

99.1	Press Release of Exelixis, Inc. titled, “Exelixis Announces Public Offering of Common Stock,” issued June 12, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Exelixis, Inc.

Dated: June 12, 2003	By:	/s/ Glen Y. Sato
Glen Y. Sato
Senior Vice President, Chief Financial Officer and General Counsel

EXHIBIT INDEX

Exhibit
99.1	Press Release of Exelixis, Inc. titled, “Exelixis Announces Public Offering of Common Stock,” issued June 12, 2003.